EXHIBIT 99.1

FOR IMMEDIATE RELEASE                    For more information contact:

                                         David Brunton, Chief Financial Officer
                                         SBE, Inc.
                                         (925) 355-7700
                                         davidb@sbei.com


                 SBE, Inc. Announces Second Quarter 2005 Results

SAN RAMON, CA -- May 25, 2005--SBE, Inc. (Nasdaq:SBEI), a leading provider of high performance OEM network connectivity solutions, today reported results for the three-month and six-month periods ended April 30, 2005.

Net sales for the second quarter ended April 30, 2005 were $1.7 million, compared with $3.0 million for the second quarter ended April 30, 2004. Net loss for the second quarter of fiscal 2005 was $936,000, or $0.18 per share, basic and diluted, compared to net income for the second quarter of fiscal 2004 of $54,000, or $0.01 per share, basic and diluted.

Net sales for the six months ended April 30, 2005 were $4.5 million, compared with $5.9 million for the same period in 2004. Net loss was $760,000, or $0.15 per share, basic and diluted, respectively, for the six months ended April 30, 2004 compared to a net income of $581,000, or $0.12 and $0.90 per share, basic and diluted, for the same period in 2004.

SBE ended the second quarter of fiscal 2005 with working capital (current assets less current liabilities) of $3.2 million, compared to $3.9 million at the end of fiscal 2004. No debt existed at either date.

Business Outlook

"We plan to remain focused on our two-fold strategy of maximizing short-term opportunities while proactively investing in `impact' technologies that position SBE for new design wins in existing and emerging markets," commented Dan Grey, President and Chief Executive Officer of SBE. "Though our core products revenue was relatively flat last quarter, we're pleased with the 125% increase in our HighWire platform sales as compared to the same quarter last year."

"In March, we announced that we signed a definitive agreement to acquire PyX Technologies, and earlier this month we announced that we entered into a definitive agreement to raise $5.15M in a private placement of common stock and warrants to purchase common stock with individual and institutional accredited investors. The acquisition of PyX combined with the proceeds from the private placement will allow us to bring a broader spectrum of IP storage solutions to market and to maximize on the rapidly growing demand for iSCSI, "concluded Grey.

Conference Call Information

SBE's second quarter conference call will be held Thursday, May 26, 2005 at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time. To access the call, please dial 800-875-9124 and enter access code number 6346276 or go to www.sbei.com approximately 10 minutes prior to the start of the call.

A replay of SBE's quarterly conference call will be available for 24 hours. To access the replay, please dial 800-642-1687 and enter code number 6346276. The replay can also be accessed for one year following the conference call via the company web site at www.sbei.com.

About SBE

SBE designs and provides network communications solutions for an extensive range of applied computing applications. SBE offers a portfolio of standards-based wide area network (WAN), local area network (LAN) and IP storage solutions, as well as communications controllers, designed to enable optimal performance and rapid deployment across a wide range of next generation networking systems. Based in San Ramon, California, SBE is a publicly traded company (NASDAQ: SBEI) with products sold worldwide through direct sales, OEMs and system integration partners. For additional information, please visit www.sbei.com.

                                     - ### -

This news release contains certain forward-looking statements that involve risks and uncertainties, including statements about management's current estimates regarding net sales, gross margins and operating costs for the remainder of fiscal 2005, as well as statements about new product features, market opportunity for new products, and the demand for services that may be offered by SBE's customers. Such statements are only predictions and the company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may cause such differences include, but are not limited to, risks related to the company's reliance on a small number of OEM customers, rapidly changing product requirements, the introduction of new products, market acceptance of the company's products, and reliance on strategic partners. These factors and others are more fully discussed in the documents the company files from time to time with the Securities and Exchange Commission, particularly, the company's most recent Form 10-K and Form 10-Q.

SBE and the SBE logo are registered trademarks of SBE, Inc. All other brand or product names are trademarks or registered trademarks of their respective holders.

                                - Tables Follow -

SBE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
for the three and six months ended April 30, 2005 and 2004
(In thousands, except per share amounts)
(Unaudited)

                                           Three months ended                Six months ended
                                                April 30,                        April 30,
                                          2005             2004            2005             2004
                                      -----------      -----------     -----------      -----------
Net sales                             $     1,706      $     2,977     $     4,520      $     5,947
Cost of sales                               1,076            1,417           2,305            2,742
                                      -----------      -----------     -----------      -----------

Gross profit                                  630            1,560           2,215            3,205

Product research and development              573              543           1,046            1,048
Sales and marketing                           567              564           1,126            1,053
General and administrative                    426              400             795              764
Loan reserve (benefit)                         --               --              --             (239)
                                      -----------      -----------     -----------      -----------

Total operating expenses                    1,566            1,507           2,967            2,626

Operating income (loss)                      (936)              53            (752)             579
Interest and other income                      --                1              (3)               2
                                      -----------      -----------     -----------      -----------

Income (loss) before income taxes            (936)              54            (755)             581
Income tax benefit                             --               --               5               --
                                      -----------      -----------     -----------      -----------

Net income (loss)                     $      (936)     $        54     $      (760)     $       581
                                      ===========      ===========     ===========      ===========

Basic income (loss) per share         $     (0.18)     $      0.01     $     (0.15)     $      0.12
                                      ===========      ===========     ===========      ===========

Diluted income (loss) per share       $     (0.18)     $      0.01     $     (0.15)     $      0.09
                                      ===========      ===========     ===========      ===========

Basic -- shares used in per
share computations                          5,207            5,003           5,172            4,961
                                      ===========      ===========     ===========      ===========

Diluted -- shares used in per
share computations                          5,207            6,030           5,172            6,134
                                      ===========      ===========     ===========      ===========

SBE, INC.

CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

                                                           April 30,      October 31,
                                                             2005             2004
                                                         -----------      -----------
Current assets:
    Cash and cash equivalents                            $     1,221      $     1,849
    Trade accounts receivable, net                             1,599            1,668
    Inventories                                                1,474            1,926
    Other                                                        262              227
                                                         -----------      -----------
          Total current assets                                 4,557            5,670

Property, plant and equipment, net                               392              427
Capitalized software costs, net                                  149               48
Other                                                            288               28
                                                         -----------      -----------
          Total assets                                   $     5,385      $     6,173
                                                         ===========      ===========


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Trade accounts payable                               $       854      $       856
    Other accrued expenses                                       520              875
                                                         -----------      -----------
          Total current liabilities                            1,374            1,731

Other long-term liabilities                                      135              139
                                                         -----------      -----------
          Total liabilities                                    1,509            1,870
                                                         -----------      -----------

Stockholders' equity:
    Common stock                                              16,175           15,755
    Deferred compensation                                        (88)              --
    Accumulated deficit                                      (12,211)         (11,452)
                                                         -----------      -----------
          Total stockholders' equity                           3,875            4,303
                                                         -----------      -----------
          Total liabilities and stockholders' equity     $     5,385      $     6,173
                                                         ===========      ===========